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                                                                       Exhibit 5


                                          March 20, 2001


Regeneron Pharmaceuticals, Inc.
777 Old Saw Mill River Road
Tarrytown, New York 10591-6707



                  Re:   Regeneron Pharmaceuticals, Inc.
                        Registration Statement on Form S-3


Ladies and Gentlemen:

            We have acted as special counsel to Regeneron Pharmaceuticals, Inc., a New York corporation (the "Company"), in connection with the public offering by the Company of up to 8,050,000 shares (including 1,050,000 shares subject to an over-allotment option) (the "Primary Shares") and the sale by Amgen Inc., a Delaware Corporation (the "Selling Shareholder") of 500,000 shares (the "Secondary Shares"), of the Company's common stock, par value $0.001 per share (the "Common Stock").

            This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

            In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-3 (File No. 333-54326), as filed with the Securities and Exchange Commission (the "Commission") on January 25, 2001 under the Securities Act, Amendment No. 1 to the Registration Statement, as filed with the Commission on March 2, 2001, Amendment No. 2 to the Registration Statement, as filed with the Commission


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Regeneron Pharmaceuticals, Inc.
March 20, 2001



on March 12, 2001 and Amendment No. 3 to the Registration Statement, as filed with the Commission on March 19, 2001 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) the form of the Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into between the Company, as issuer, the Selling Shareholder and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Robertson Stephens Inc., as underwriters (the "Underwriters"), filed as an exhibit to the Registration Statement; (iii) a specimen certificate evidencing the Common Stock; (iv) the Restated Certificate of Incorporation of the Company, as presently in effect; (v) the By-laws of the Company, as presently in effect; and (vi) certain resolutions of the Board of Directors of the Company, dated January 4, 2001, related to the issuance of the Primary Shares and related matters; (vi) certain resolutions of the Board of Directors of the Company relating to the Secondary Shares and (vii) a copy of the stock certificate representing the Secondary Shares. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

            In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, its directors and officers, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof In rendering the opinion set forth in paragraph 2 below, we have assumed that the Company has received the entire amount of the consideration contemplated by the resolutions of the Board of Directors of the Company authorizing the Secondary Shares. As to any facts material to the opinions expressed herein which we have not


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Regeneron Pharmaceuticals, Inc.
March 20, 2001


independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

            Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

            1. Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective under the Securities Act; (ii) the Underwriting Agreement has been duly executed and delivered; and
(iii) the certificates representing the Primary Shares, in the form of the specimen certificates examined by us, have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and delivered to and paid for by the Underwriters at a price per share not less than the per share par value of the Common Stock as contemplated by the Underwriting Agreement, the issuance and sale of the Primary Shares will have been duly authorized, and the Primary Shares will be validly issued, fully paid and nonassessable.

            2. The Secondary Shares have been duly authorized and validly issued and are fully paid and nonassessable.

            In connection with rendering the opinion set forth above, we draw your attention to Section 630 of the New York Business Corporation Law (the "NYBCL"), which may impose certain liabilities on certain shareholders of New York corporations that have no shares listed on a national securities exchange or regularly quoted in an over-the-counter market. Section 630 of the NYBCL does not presently apply to the Company, and we have assumed that such section will continue to be inapplicable to the Company.

            We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.



                                Very truly yours,

                          /s/ Skadden, Arps, Slate, Meagher & Flom LLP




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